United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(121,330)
Unrealized Gain (Loss) on Market Value of Futures	(1,598,770)
Dividend Income	1,224
Interest Income	552
ETF Transaction Fees	350
Total Income (Loss)	$(1,717,974)

Expenses
General Partner Management Fees	$29,868
Tax Reporting Fees	9,827
Audit Fees	7,192
Legal Fees	1,035
NYMEX License Fee	747
Prepaid Insurance Expense	722
Non-interested Directors' Fees and Expenses	673
Brokerage Commissions	610
Total Expenses	$50,674
Net Income (Loss)	$(1,768,648)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$62,104,366
Withdrawals (100,000 Shares)	(4,106,982)
Net Income (Loss)	(1,768,648)

Net Asset Value End of Month	$56,228,736
Net Asset Value Per Share (1,350,000 Shares)	$41.65

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612